                                                                      EXHIBIT 16



                      JAMISON, MONEY, FARMER & CO., P.C.
                             2619 UNIVERSITY BLVD
                             TUSCALOOSA AL 35403





Securities and Exchange Commission
450 - 5th Street NW
Washington D.C. 20549



Dear Sirs:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 8, 1995, to be filed by our former client, Southland National Insurance Corporation. We agree with the statements made in response to that item insofar as they relate to our firm.

                                   Very Truly Yours,



                                   By: /s/ Jamison, Money, Farmer & Co., P.C.
                                       --------------------------------------